UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 28, 2012, M-tron Industries, Inc. ("Mtron") and Piezo Technology Inc. ("Piezo", and together with Mtron, "MtronPTI"), each a wholly owned subsidiary of The LGL Group, Inc. (the "Company"), entered into a First Amendment to Master Loan Agreement, dated as of June 28, 2012 (the "Amendment"), with JPMorgan Chase Bank, N.A. (the "Bank").  A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Amendment amends the Master Loan Agreement, dated as of June 30, 2011, by and between MtronPTI and the Bank to delete the financial covenants relating to the maintenance of minimum levels of net income and a minimum debt service coverage ratio.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith and incorporated herein by reference.
Item 9.01.             Financial Statements and Exhibits.
(d)      Exhibits
Exhibit No.	Description
10.1	First Amendment to Master Loan Agreement, dated as of June 28, 2012, by and between M-tron Industries, Inc., Piezo Technology, Inc. and JPMorgan Chase, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2012	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	First Amendment to Master Loan Agreement, dated as of June 28, 2012, by and between M-tron Industries, Inc., Piezo Technology, Inc. and JPMorgan Chase Bank, N.A.